Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan and Rollover Options of Arqit Quantum Inc. of our report, dated December 16, 2021, with respect to the consolidated financial statements of Arqit Quantum Inc. and its subsidiaries included in its Annual Report (Form 20-F) for the year ended September 30, 2021, filed with the Securities and Exchange Commission.

/s/ PKF Littlejohn LLP
PKF Littlejohn LLP

London, United Kingdom

January 18, 2022